Intelligroup, Inc.

                               499 Thornall Street
                            Edison, New Jersey 08837


               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                               March 29, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Intelligroup, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation to conduct the relevant portions of their audit.

                                      Very truly yours,

                                      Intelligroup, Inc.

                                      /s/ Nicholas Visco

                                      Nicholas Visco
                                      Senior VP-Finance and Administration
                                      and Chief Financial Officer